UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On June 16, 2023, Carl Eckel resigned as a director of DarkPulse, Inc., a Delaware corporation (the “Company”). There was no known disagreement with Mr. Eckel on any matter relating to the Company’s operations, policies or practices.

Director Appointment

On June 19, 2023, the remaining members of the Board of Directors of the Company appointed Craig Atkin as a director to fill the vacancy left from Mr. Eckel’s resignation. There is no arrangement or understanding between Mr. Atkin or any other persons, pursuant to which Mr. Atkin was selected as a director

The following sets forth certain information concerning Mr. Atkin past employment history, and his qualifications for service on the Board.

Craig Atkin

Mr. Atkin, 40, is also the Chief Commercial Officer of Optilan. Mr. Atkin has an engineering background with a first class honours degree in Electrical/Electronic Engineering and a Master’s Degree in Project Management. With over 20 years’ experience across energy, security, communications and technology sectors in both operational and leadership roles. His previous role was the management of two power stations within the UK for a multinational energy company. Mr. Atkin has also worked in conventional, renewable and offshore wind environments. He is experienced working and leading international teams and large scale projects. Mr. Atkin is commercially-experienced across contract setup and negotiation, M&A and operational works. Mr. Atkin was appointed as a Director due to his experience with Optilan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: June 23, 2023	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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